Kenne Ruan, CPA, P.C	Phone: (203) 824-0441 Fax: (203) 413-6486
40 Hemlock Hollow Road, Woodbridge, CT 06525	Email: kruancpa@gmail.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1 of US Nuclear Corp. of our report dated April 11, 2014, relating to the financial statements for the two year period ended December 31, 2013, and to the reference to our firm under the caption "Experts" included in this registration statement.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

November 12, 2014